                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 29, 2001



                          NETLOJIX COMMUNICATIONS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                    DELAWARE

                 (STATE OR OTHER JURISDICTION OF INCORPORATION)



                 0-27580                            87-0378021

        (COMMISSION FILE NUMBER)       (I.R.S. EMPLOYER IDENTIFICATION NO.)



                501 BATH STREET, SANTA BARBARA, CALIFORNIA 93101

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                                 (805) 884-6300

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 5. OTHER EVENTS.

DELISTING FROM NASDAQ SMALLCAP MARKET
On June 5, 2001, Nasdaq informed NetLojix Communications, Inc. ("NetLojix" or the "Registrant") that a Nasdaq Qualifications Hearing Panel had decided not to grant the Registrant's request for continued listing on The Nasdaq SmallCap Market. As previously reported, NetLojix had received a Nasdaq staff determination indicating that the company failed to comply with the net tangible assets and minimum bid price requirements for continued listing, and NetLojix had requested a hearing before a Qualifications Hearing Panel to review the staff determination.
As a result of the panel's decision, NetLojix's stock was delisted from The Nasdaq SmallCap Market at the opening of business on June 6, 2001, and became immediately eligible for quotation on the OTC Bulletin Board.

FINAL ORDER IN CLASS ACTION SETTLEMENT
On May 29, 2001, the U.S. District Court in Los Angeles entered its final judgment and order of dismissal in the previously-reported federal securities class action lawsuit against NetLojix. The appeal period for this final approval will end on June 28, 2001. Unless the final settlement is properly appealed, which NetLojix does not expect, NetLojix will then issue for distribution to the claimant class members, and payment of the plaintiffs attorneys' fees and litigation expenses as awarded by the court, a total of 232,000 shares of common stock together with warrants to purchase 200,000 shares of NetLojix's common stock at an exercise price of $8.00 per share with a term of 2 years.


ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

None.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NETLOJIX COMMUNICATIONS, INC.



Dated: June 6, 2001                    By: /S/ ANTHONY E. PAPA
                                           -------------------------------------
                                           Anthony E. Papa
                                           Chairman and Chief Executive Officer











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